================================================================================

                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     ----------------------------------

                                FORM 8-K/A


                              CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): August 24, 1998




                           Uniphase Corporation
          (Exact name of Registrant as Specified in its Charter)




        Delaware               0-22874                 94-2579683
    (State of Other       (Commission File    (IRS Employer Identification
      Jurisdiction              No.)                       No.)
   of Incorporation)


 163 Baypointe Parkway, San Jose, California          95134
   (Address of Principal Executive Offices)          (Zip Code)


                           (408) 434-1800
        (Registrant's Telephone Number, Including Area Code)







     This form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on June 24, 1998 (the "Original Form
8- K") by including the financial statements and pro forma financial information referred to below.





 Item 7.       Financial Statements, Pro Forma Information and Exhibits

               (a)  Financial Statements of Business Acquired


                    (1) Report of Independent Auditors.

                    (2) Philips Optoelectronics, a division of
                        Koninklijke Philips Electronics,
                        N.V., balance sheets as of December
                        31, 1997 and 1996 and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1997.



                    (3) Notes to Financial Statements of Philips
                        Optoelectronics, a Division of
                        Koninklijke Philips Electronics, N.V.



                      'REPORT OF INDEPENDENT AUDITORS


                        'With Financial Statements

                  ' Years ended December 31, 1997 and 1996

                                  'of



                   'PHILIPS OPTOELECTRONICS, A DIVISION

                  'OF KONINKLIJKE PHILIPS ELECTRONICS N.V.,

                        'EINDHOVEN, THE NETHERLANDS


REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Uniphase Corporation

We have audited the accompanying balance sheets of Philips Optoelectronics, a Division of Koninklijke Philips Electronics N.V., Eindhoven, the Netherlands, as of December 31, 1997 and 1996, and the related statements of operations and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Philips Optoelectronics, a Division of Koninklijke Philips Electronics N.V., Eindhoven, the Netherlands at December 31, 1997 and 1996 and the results of operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with accounting principles generally accepted in the United States of America.

Eindhoven, the Netherlands
 August 24, 1998



Moret Ernst & Young Accountants

PHILIPS OPTOELECTRONICS,
A DIVISION OF KONINKLIJKE PHILIPS ELECTRONICS N.V.

BALANCE SHEETS  (NLG'000)
                                               December 31,
                                            -------------------
                                              1997      1996
                                            --------- ---------

Assets:

Current assets:
Accounts receivable.......................    11,273     7,418
Inventories...............................     7,321     7,553
                                            --------- ---------
                                              18,594    14,971

Fixed assets..............................
Property, plant and equipment, net........    12,677     9,143
                                            --------- ---------
Total assets..............................    31,271    24,114
                                            ========= =========

Liabilities and Division Equity

Current Liabilities:
Accounts payable..........................     2,687     1,694
Accruals and deferred income..............     2,461       518
Accrued payroll costs.....................       719       512
Taxes payable.............................       620       473
Provision for warranty costs..............       550       550
                                            --------- ---------
                                               7,037     3,747

Division equity:
Head Office current account...............    24,234    20,367
                                            --------- ---------
Total liabilities and division equity.....    31,271    24,114
                                            ========= =========

The accompanying notes form an integral part of these financial statements.

PHILIPS OPTOELECTRONICS,
A DIVISION OF KONINKLIJKE PHILIPS ELECTRONICS N.V.
STATEMENTS OF OPERATIONS (NLG'000)

                                              Years ended December 31,
                                            ------------------- ---------
                                              1997      1996      1995
                                            --------- --------- ---------

Net sales.................................    60,601    40,320    39,096
Cost of sales.............................   (40,842)  (35,799)  (28,803)
                                            --------- --------- ---------
Gross profit/ (loss)                          19,759     4,521    10,293
                                            --------- --------- ---------
Operating expenses
Research and development expenses.........    (7,720)   (7,358)  (10,346)
Selling, general and
  administrative expenses.................    (6,331)   (5,502)   (4,331)
                                            --------- --------- ----------
Total operating expenses..................   (14,051)  (12,860)  (14,677)
                                            --------- --------- ----------
Income/ (loss) from operating activities..     5,708    (8,339)   (4,384)
Other income / (expense), net.............    (1,403)   10,941    10,138
                                            --------- --------- ----------
Income/ (loss) before income taxes........     4,305     2,602     5,754
Notional income tax expense...............    (1,507)     (911)   (2,014)
                                            --------- --------- ----------
Net income................................     2,798     1,691     3,740
                                            ========= ========= =========


The accompanying notes form an integral part of these financial statements.



PHILIPS OPTOELECTRONICS,
A DIVISION OF KONINKLIJKE PHILIPS ELECTRONICS N.V.
STATEMENTS OF CASH FLOWS (NLG'000)

                                              Years ended December 31,
                                            ------------------- ---------
                                              1997      1996      1995
                                            --------- --------- ---------

Cash flow from operating activities:
Net income................................     2,798     1,691     3,740
Adjustments to reconcile net income/ (loss)
  to net cash provided by
  operating activities:
Depreciation..............................     2,212     1,244     1,621
Changes in operating assets and
  liabilities:
Accounts receivable.......................    (3,855)   (2,812)   (2,875)
Inventories...............................       232     2,094    (6,858)
Accounts payable and other
  current liabilities.....................     3,290    (4,084)    4,700
                                            --------- --------- ---------
Net cash provided by/ (used in) operating
  activities..............................     4,677    (1,867)      328
                                            --------- --------- ---------
Cash flow from investing activities
Investments in property, plant
  and equipment...........................    (5,746)   (3,319)   (5,650)

Cash flow from financing activities
Net cash provided by (to) Koninklijke
  Philips Electronics N.V.................     1,069     5,186     5,322
                                            --------- --------- ---------
                                                 --        --        --
                                            ========= ========= =========


The accompanying notes form an integral part of these financial statements.



PHILIPS OPTOELECTRONICS,
A DIVISION OF KONINKLIJKE PHILIPS ELECTRONICS N.V.
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 1997, 1996 AND 1995

NOTE 1  -  ORGANIZATION AND BASIS OF PRESENTATION

Philips Optoelectronics has operated as a business unit of Koninklijke Philips Electronics N.V., Eindhoven, The Netherlands. The accompanying financial statements include the assets and liabilities and the related net sales and expenses that are directly related to Philips Optoelectronics' operations on a historical basis.

Philips Optoelectronics is in the business of, among other things, designing, developing, manufacturing, marketing and selling optoelectronic components, modules and subsystems in the global telecommunications, cable television, multimedia and printing industries.

Philips Optoelectronics had no separate legal status in the years 1995, 1996 and 1997 as it was an integral part of the Research Division of Koninklijke Philips Electronics N.V.. As a result, separate accounting records have not been maintained for the Philips Optoelectronics operations as acquired by Uniphase Corporation under the Purchase Agreement of May 29, 1998 (the "Master Purchase Agreement") (see note
8). The accompanying financial statements have been prepared from the historical accounting records of Koninklijke Philips Electronics N.V..

Since all financing, cash receipts and disbursements were undertaken by Koninklijke Philips Electronics N.V. for Philips Optoelectronics, these financial statements do not show liquid asset balances. All financing, cash receipts and disbursements since January 1, 1995 are recorded in the Head Office current account. At the end of each year, the net income is credited to the Head Office current account.

The Dutch guilder is considered to be the functional currency of Philips Optoelectronics. Accounts denominated in other currencies are translated into Dutch guilders at the approximate rates of exchange in effect at the dates of the underlying transactions. Exchange differences are considered to be immaterial and are charged to operations.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America.The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.





NOTE 2  -  SIGNIFICANT ACCOUNTING POLICIES

Inventories

Inventory is stated at the lower of cost(first-in, first-out method)or market value. Cost of raw materials approximates actual purchase prices. Cost of work in process and finished goods comprises direct product costs and manufacturing overhead, based on the stage of completion of these goods.

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives
(production and research machinery and equipment 7-10 years).


Provision for warranty costs

The Company generally warrants its products for a period of up to 12 months from shipment for material and labor to repair or replace the product; accordingly, a provision for the estimated warranty cost is recorded.


Revenue recognition

Sales and cost of sales are recorded at the same time sales transactions are considered complete, which is generally the date products are shipped to customers. Net sales comprises the gross sales minus discounts and commissions.


Income taxes

Since Philips Optoelectronics has operated as a part of a division of Koninklijke Philips Electronics N.V., its results have not been subject to taxation on a basis comparable to that applicable to an unaffiliated independent company. For financial reporting purposes, a notional income tax charge is shown. The annual tax charge is computed on the reported profit before income tax at the approximate average income tax rate of 35%, which would be applicable to a company operating in Eindhoven, the Netherlands.


NOTE 3  -  INVENTORIES

Inventories comprise the following (NLG'000):

                                                December 31,
                                            -------------------
                                              1997      1996
                                            --------- ---------
Raw materials.............................     4,478     6,672
Work in process...........................       423       666
Finished goods............................     2,420       215
                                            --------- ---------
Total inventories.........................     7,321     7,553
                                            ========= =========


NOTE 4  -  PROPERTY, PLANT & EQUIPMENT

Property, plant and equipment comprises the following (NLG'000):

                                                December 31,
                                            -------------------
                                              1997      1996
                                            --------- ---------
Cost of production and research
machinery and equipment...................    31,454    25,708
Accumulated depreciation..................   (18,777)  (16,565)
                                            --------- ---------
Net book value............................    12,677     9,143
                                            ========= =========




NOTE 5  -  PENSIONS

The personnel of Philips Optoelectronics were members of the defined benefit pension plan of Koninklijke Philips Electronics N.V.. For the financial reporting purposes of Philips Optoelectronics, this plan has the characteristics of a multi-employer plan. The pension plan is funded by contributions from the employer. The defined benefit plan is considered to be fully funded through current contributions.

The total pension plan expense charged to operations amounted to approximately NLG 492,000 in 1997, NLG 622,000 in 1996 and NLG 431,000
in 1995.


NOTE 6  -  TRANSACTIONS WITH HEAD OFFICE

The Head Office current account balance included in the balance sheet represents a net balance as a result of the various transactions between Philips Optoelectronics and its Head Office. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of Philips Optoelectronics' participation in the Head Office's central cash management program, wherein all Philips Optoelectronics' cash receipts are remitted to the Head Office and all cash disbursements are funded by the Head Office.

An analysis of transactions in the Head Office current account for each of the three years in the period ended December 31, 1997 follows
(NLG'000):

                                                      December 31,
                                            -----------------------------
                                              1997      1996      1995
                                            --------- --------- ---------
Balance at the beginning of year..........    20,367    13,490     4,428
Customer payments directly to
  Head Office.............................   (56,988)  (37,563)  (35,474)
Expenditure for property, plant
  and equipment...........................     5,746     3,319     5,650
Miscellaneous expenses, net of items
  not requiring disbursement of cash......    50,804    49,460    43,270
Insurance proceeds received directly by
  Head Office.............................       --    (10,941)  (10,138)
Notional income tax expense...............     1,507       911     2,014
Net income................................     2,798     1,691     3,740
                                            --------- --------- ---------
Balance at end of year                        24,234    20,367    13,490
                                            --------- --------- ---------
Average balance during year                   22,301    16,929     8,959
                                            --------- --------- ---------


The Eindhoven Research laboratory of Koninklijke Philips Electronics N.V. provides various services to Philips Optoelectronics for which charges are made on the basis of allocations of the total costs of the Eindhoven Research Laboratory. Such allocations of the costs of corporate services, production, clean room and other facilities, information services, etc to Philips Optoelectronics were made based on the estimated usage of such services. In the opinion of management this method of allocation is reasonable. No charges have been made for the use of existing Philips patents and know-how.

Philips Key Modules, a Division of Koninklijke Philips Electronics, acts as a sales agent for Philips Optoelectronics. Philips Key Modules accounted for approximately 60%, 40% and 23% of net sales for the years ended December 31, 1997, 1996 and 1995, respectively.




NOTE 7  -  OTHER INCOME/ (EXPENSE), NET

Other income in the years 1995 and 1996 comprises the cash received from business interruption insurance which was allocated to the Optoelectronics operations in connection with the damages resulting from a fire in August 1994.

The 1997 other expense relates to consultancy fees for an investigation into the future viability of the Company in connection with the anticipated sale of the Optoelectronics business.


NOTE 8  -  SUBSEQUENT EVENT

On June 9, 1998 Philips Optoelectronics was acquired by Uniphase
Corporation and its name was changed to Uniphase Netherlands B.V..



                           _____________________


                      Pro Forma Financial Information



Item 7.        Financial Statements, Pro Forma Information and Exhibits
               (Continued)

(b)  Pro Forma Financial Information

On June 9, 1998, Uniphase Corporation (the "Company") acquired 100% of the capital stock of Philips
Optoelectronics, B.V. ("OPTO") from Koninklijke Philips
Electronics, N.V. ("Philips"). The total purchase price of $135.4 million consisted of 3.26 million shares of common stock, cash of $100,000 and $4.0 million in related acquisition costs.

At the closing of OPTO, Philips became the largest stockholder of record at 8.5% of Uniphase's outstanding common stock. Philips also appointed one representative to Uniphase's Board of Directors upon the closing. In addition to the Common Stock issued to Philips, Uniphase issued 100,000 shares of Series A convertible preferred stock to Philips as part of the consideration for the acquired business. The number of shares of Common Stock to be issued upon conversion of this preferred stock is tied to unit shipments of certain products by Uniphase
Netherlands during the four year period ending June 30, 2002.

The Unaudited Pro Forma Condensed Combined Statement of
Operations for the nine months ended March 31, 1998 and the fiscal year ended June 30, 1997, and the Unaudited
Pro Forma Condensed Balance Sheet at March 31, 1998, should be read in conjunction with the consolidated financial statements of the Company, as previously filed and the financial statements of OPTO included herein.
Those financial statements are based on the historical financial statements of the Company and OPTO after giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro
Forma Condensed Combined Statements of Operation. The pro forma information does not purport to be indicative of the results which would have been reported if the above transaction had been in effect for the periods presented or which may result in the future.

The Unaudited Pro Forma Condensed Combined Statements of
Operations are presented as if the operations of the Company and OPTO had been combined as of July 1, 1996.
The Unaudited Pro Forma Condensed Combined Statement of
Operations for the year ended June 30, 1997 combines the year ended June 30, 1997 for the Company and the twelve month period ended June 30, 1997 for OPTO. The Unaudited
Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1998 combines the nine months ended March 31, 1998 for the Company and for OPTO. The Unaudited Pro Forma Statement of Operations for OPTO have been converted to U.S. dollar at an average exchange rate for the respective periods presented.

The Unaudited Pro Forma Condensed Combined Balance Sheet is presented to give effect to the proposed transaction as if it had occurred on March 31, 1998 and combines the balance sheet of the Company as of March 31, 1998 with the balance sheet of OPTO as of March 31, 1998.











                      Pro Forma Condensed Combined Consolidated
                        Statements of Operations (Unaudited)
                                 March 31, 1998
                      (in thousands, except per share data)

                               Nine Month Period Ended March 31, 1998
                             ------------------------------------------
                                                    Pro          Pro
                                                   Forma        Forma
                                                  Adjust-     Uniphase
                             Uniphase    OPTO      ments      Combined
                             --------- --------- ---------    ---------
[S]
Net sales................... $126,895   $22,808   ($1,707)(B) $147,996
Cost of sales...............   64,311    20,070    (1,502)(B)   82,879
                             --------- --------- ---------    ---------
  Gross profit                 62,584     2,738      (205)      65,117

Operating expenses:
  Research and development..    9,999     3,126       --        13,125
  Royalty and license.......    1,631       --        --         1,631
  Selling, general, and
   administrative...........   19,343     1,308     4,127 (A)   24,778
  Acquired in-process
   research and development.    6,568       --        --         6,568
                             --------- --------- ---------    ---------
Total operating expenses....   37,541     4,434     4,127       46,102
                             --------- --------- ---------    ---------
Income (loss) from
 operations.................   25,043    (1,696)   (4,332)      19,015
Interest and other
 income, net................    2,270      (699)      --         1,571
                             --------- --------- ---------    ---------
Income (loss) before
 income taxes...............   27,313    (2,395)   (4,332)      20,586
Income tax expense
 (benefit)..................   12,028      (839)     (327)(C)   10,862
                             --------- --------- ---------    ---------
Net income (loss)...........  $15,285   ($1,556)  ($4,005)      $9,724
                             ========= ========= =========    =========
Basic earnings (loss)
 per share..................    $0.44                            $0.28
                             =========                        =========
Dilutive earnings (loss)
 per share..................    $0.41                            $0.26
                             =========                        =========
Average number of shares
 outstanding................   34,412                           34,412
                             =========                        =========
Average number of shares
 outstanding assuming
 dilution ..................   36,952                           36,952
                             =========                        =========

  See accompanying notes to unaudited pro forma condensed combined financial statements.


                      Pro Forma Condensed Combined Consolidated
                        Statements of Operations (Unaudited)
                                 June 30, 1997
                      (in thousands, except per share data)

                              Twelve Month Period Ended June 30, 1997
                             ------------------------------------------
                                                    Pro          Pro
                                                   Forma        Forma
                                                  Adjust-     Uniphase
                             Uniphase    OPTO      ments      Combined
                             --------- --------- ---------    ---------
[S]
Net sales................... $106,966   $25,629   ($1,029)(B) $131,566
Cost of sales...............   57,411    26,432    (1,061)(B)   82,782
                             --------- --------- ---------    ---------
  Gross profit                 49,555      (803)       32       48,784

Operating expenses:
  Research and development..    9,312     3,997       --        13,309
  Royalty and license.......    1,380       --        --         1,380
  Selling, general, and
   administrative...........   22,401     1,982     5,503 (A)   29,886
  Acquired in-process
   research and development.   33,314       --        --        33,314
                             --------- --------- ---------    ---------
Total operating expenses....   66,407     5,979     5,503       77,889
                             --------- --------- ---------    ---------
Income (loss) from
 operations.................  (16,852)   (6,782)   (5,471)     (29,105)
Interest and other
 income, net................    3,430     4,544       --         7,974
                             --------- --------- ---------    ---------
Income (loss) before
 income taxes...............  (13,422)   (2,238)   (5,471)     (21,131)
Income tax expense
 (benefit)..................    5,432      (783)      224 (C)    4,873
                             --------- --------- ---------    ---------
Net income (loss)........... ($18,854)  ($1,455)  ($5,695)    ($26,004)
                             ========= ========= =========    =========

Basic earnings (loss)
 per share..................   ($0.57)                          ($0.72)
                             =========                        =========
Dilutive earnings (loss)
 per share..................   ($0.57)                          ($0.72)
                             =========                        =========
Average number of shares
 outstanding................   32,964                           36,224
                             =========                        =========

  See accompanying notes to unaudited pro forma condensed combined financial statements.



                      Pro Forma Condensed Combined Consolidated
                             Balance Sheet (Unaudited)
                                 March 31, 1998
                                 (in thousands)

                                                    Pro          Pro
                                                   Forma        Forma
                                                  Adjust-     Uniphase
                             Uniphase    OPTO      ments      Combined
                             --------- --------- ---------    ---------
Assets:
Cash and cash equivalents...  $45,501       --    ($4,100)(A)  $41,401
Short-term investments......   46,958       --        --        46,958
Accounts receivable.........   30,502     4,464      (427)(B)   34,539
Inventories.................   19,256     5,934       --        25,190
Other current assets........   12,831       --        --        12,831
                             --------- --------- ---------    ---------
Total current assets........  155,048    10,398    (4,527)     160,919

Property, plant, and
 equipment, net.............   45,407     5,957       --        51,364
Other assets................   11,903       --     38,374 (A)   50,277
                             --------- --------- ---------    ---------
Total assets................ $212,358   $16,355   $33,847     $262,560
                             ========= ========= =========    =========

Liabilities and
Stockholders' Equity:
Accounts payable............  $11,151    $3,032       --       $14,183
Other accrued expenses......   18,332     7,333       --        25,665
                             --------- --------- ---------    ---------
Total current liabilities...   29,483    10,365       --        39,848

Other non-current
 liabilities................    3,161     1,921       --         5,082

                                                     (427)(B)
                                                   (4,069)(A)
                                                  (93,000)(A)
Stockholders' equity........  179,714     4,069   131,343 (A)  217,630
                             --------- --------- ---------    ---------
Total liabilities and
 stockholders' equity....... $212,358   $16,355   $33,847     $262,560
                             ========= ========= =========    =========

  See accompanying notes to unaudited pro forma condensed combined financial statements.







                       Notes to Unaudited Pro Forma
                  Condensed Combined Financial Statements



(A) In June 1998, the Company acquired OPTO. The total purchase price of $135.4 million included 3.26 million shares of Uniphase common stock, $100,000 in cash and estimated direct costs of $4.0 million.


Of the total purchase price, $93.0 million has been allocated to in-process research and development and charged to expense. The remaining $42.4 million of the total purchase price has been allocated to specifically identifiable assets acquired. The intangible assets acquired of approximately $38.5 million will be amortized over an average estimated useful life in accordance with Uniphase policies for intangible assets. The related amortization is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Operations.




The purchase price allocation is preliminary subject to change based on the Company's final analysis.

(B)  Reflects the elimination of sales from OPTO to Uniphase.

(C) The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had Uniphase and OPTO filed consolidated income tax returns during the periods presented. The pro forma adjustments have been tax effected at the Company's incremental tax rate of approximately 40%.


Item 7.   Financial Statements, Pro Forma Information and Exhibits
          (continued)

         (c)    Exhibits

           The Exhibit Index appearing on page 19 is incorporated by reference.

                                SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                    UNIPHASE CORPORATION


                                    \s\ Anthony R. Muller
                                    Anthony R. Muller
                                    Senior Vice President of Finance and CFO



Date:  August 24, 1998


                               EXHIBIT INDEX



Exhibit                           Description


10.1 Master Purchase Agreement dated as of May 29, 1998, by and among Koninklijke Philips Electronics N.V., Uniphase Corporation, Uniphase Opto Holdings, Inc., and Uniphase International C.V. incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.2 Stockholder Agreement dated as of June 9, 1998, by and between Uniphase Corporation and Koninklijke Philips Electronics N.V. (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.3 Certificate of Designation of the Series A Preferred Stock dated as of May 29, 1998, executed by Uniphase Corporation (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24,
        1998).

10.4 Series A Preferred Conversion and Redemption Agreement dated as of June 9, 1998, by and between Uniphase Corporation and Koninklijke Philips Electronics N.V. (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.5 Asset Sale Agreement (Foreign Intangible Assets) dated as of June 9, 1998, by and between Uniphase Corporation and Koninklijke Philips Electronics N.V. (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.6 Asset Sale Agreement (Foreign Intangible Assets) dated as of June 9, 1998, by and between Uniphase Corporation and Koninklijke Philips Electronics N.V. (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.7 Lease dated as of June 9, 1998 between Uniphase Netherlands B.V. and Nederlandse Philips Bedrijven B.V. (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.8 Lease dated as of June 9, 1998 between Uniphase Netherlands B.V. and Nederlandse Philips Bedrijven B.V. (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

10.9 Site Services Agreement dated as of June 9, 1998 between Uniphase Netherlands B.V. and Nederlandse Philips Bedrijven B.V.
        (incorporated by reference to exhibits of Registrant's Form 8-K filed on June 24, 1998).

23.1   Consent of Moret Ernst & Young Accountants, Independent Auditors.





EXHIBIT 23.1

CONSENT OF MORET ERNST & YOUNG ACCOUNTANTS, INDEPENDENT
AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74716) pertaining to the Uniphase Corporation 1984 Amended and Restated Stock Plan, the 1993 Flexible Stock Incentive Plan, the 1993
Employee Stock Purchase Plan; the Registration Statement
 (Form S-8 No. 33-31722) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan; the Registration Statement (Form S-8 No. 333-09937) pertaining to the Uniphase Telecommunications Products, Inc. 1995 Flexible Stock Incentive Plan; the Registration Statement (Form S-8
No. 333-39423) pertaining to the Uniphase Corporation Amended and Restated 1993 Flexible Stock Incentive Plan;
 and the 1996 Nonqualified Stock Option
Plan; and the Registration Statement (Form S-3 No. 333-27931) of Uniphase Corporation and in the related Prospectus of our report dated August 19, 1998, with respect to the financial statements of Philips Optoelectronics, a Division of Koninklijke Philips Electronics N.V., Eindhoven, the
Netherlands included in the Current Report on Form 8-K/A dated August 24, 1998, filed with the Securities and Exchange Commission.

Moret Ernst & Young Accountants

Eindhoven, the Netherlands
August 24, 1998